1 FIRST AMENDMENT TO OFFER LETTER This First Amendment to Offer Letter (this “Amendment”) is entered into as of October 26, 2026, by and between Enerpac Tool Group Corp., a Wisconsin corporation (the “Company”), and Paul Sternlieb (“Executive”). WHEREAS, the Company and Executive entered into that certain offer letter dated September 22, 2021 (the “Offer Letter”); and WHEREAS, the Company desires to amend the Offer Letter to provide for retirement eligibility. NOW, THEREFORE, for good and valuable consideration, the parties agree as follows: Section 1. Retirement Eligibility. The Offer Letter is hereby amended to add the following provision: “Retirement Eligibility If you remain continuously employed with the Company from the date of that certain First Amendment to Offer Letter between you and the Company (the “Amendment”) through February 1, 2030, you will be eligible to provide written notice to the Board, during any Retirement Window, of your intent to retire (the “Notice Date”). Your election to retire shall be effective upon delivery of such notice and shall not be subject to the approval or acceptance of the Board, the Company, or any other person. If you provide such notice, you agree that your separation from service with the Company and its affiliates will occur one hundred eighty (180) days after the Notice Date, unless an earlier separation from service date is mutually agreed to by you and the Company in writing within thirty (30) days following the Notice Date (the “Retirement Date”). For this purpose, the “Retirement Window” means the month of February of 2030 or any subsequent period during your employment beginning on November 1st and ending on the last day of the subsequent February. Effective on the Notice Date the following provisions shall be in effect: (i) Eligible RSUs. Your Eligible RSUs shall become vested on the Retirement Date if the following requirements are met: (A) you remain continuously employed with the Company from the Notice Date through the Retirement Date, and (B) you voluntarily terminate employment with the Company on the Retirement Date. Each such vested Eligible RSU shall be settled on the sixtieth (60th) day following the Retirement Date, provided that the Release Requirements (as defined under Section (xii) below) have been met; otherwise the Eligible RSUs shall be forfeited. If payment in accordance with Exhibit 10.1

2 the previous sentence could occur in one of two taxable years, payment shall be made in the later taxable year. Notwithstanding the payment timing described in the previous two sentences, if the Eligible RSUs are subject to the requirements of Code section 409A, then the payment timing shall be governed by the applicable equity plan and award agreements. If the requirements described in (A) and (B) of this Section (i) are not met, then your Eligible RSUs shall be forfeited and no amount shall be payable with respect to such unvested Eligible RSUs. The term “Eligible RSUs” means your outstanding restricted stock units (“RSUs”) that meet all of the following requirements: (x) the RSUs are not vested as of the Notice Date, (y) the RSUs will not become vested pursuant to their regular vesting schedule prior to the Retirement Date, and (z) the RSUs are earned solely on the basis of continued employment with the Company. To the extent necessary to give effect to this provision, RSUs that could become Eligible RSUs will be issued or amended as needed to reflect the provisions of the Amendment. (ii) Eligible PSUs. Your Eligible PSUs shall not be forfeited due to your separation from service on the Retirement Date and shall continue to vest and be earned on the basis of the applicable performance criteria under such Eligible PSUs if the following requirements are met: (A) you remain continuously employed with the Company from the Notice Date through the Retirement Date, and (B) you voluntarily terminate employment with the Company on the Retirement Date. Following the Retirement Date, each Eligible PSU shall remain subject to the original objective performance conditions through the end of the applicable performance period, without proration for the portion of the performance period following the Retirement Date. If such performance requirements are met in accordance with the terms of the applicable equity plan and award agreements, such Eligible PSUs shall be settled on the sixtieth (60th) day following the end of the applicable performance period in accordance with the terms of the applicable equity plan and award agreements; provided that the Release Requirements have been met, otherwise the Eligible PSUs shall be forfeited. If payment in accordance with the previous sentence could occur in one of two taxable years, payment shall be made in the later taxable year. If the requirements described in this Section (ii) are not met, then your Eligible PSUs shall be forfeited and no amount shall be payable with respect to such Eligible PSUs. The term “Eligible PSUs” means your outstanding performance share awards (“PSUs”) that meet all of the following requirements: (x) the PSUs are not vested as of the Notice Date, (y) the PSUs will not become

3 vested prior to the Retirement Date based on their regular vesting schedule, and (z) the PSUs vest and are earned in part on the basis of continued employment with the Company and in part on the basis of performance criteria. To the extent necessary to give effect to this provision, PSUs that could become Eligible PSUs will be issued or amended as needed to reflect the provisions of the Amendment. (iii) Annual Bonus. If (A) you remain continuously employed with the Company from the Notice Date through the Retirement Date, and (B) you voluntarily terminate employment with the Company on the Retirement Date, you will be eligible to earn your full annual bonus for the fiscal year in which the Retirement Date occurs (the “Final Annual Bonus”), based on actual Company performance, and otherwise subject to the terms and conditions of the applicable annual bonus plan. If payable, the Final Annual Bonus will be paid in the same manner and at the same time as for other executive officers, provided that the Release Requirements (as defined under Section (xii) below) have been met, otherwise such Final Annual Bonus shall be forfeited. If payment in accordance with the previous sentence could occur in one of two taxable years, payment shall be made in the later taxable year. If the requirements described in this Section (iii) are not met, then your Final Annual Bonus shall be forfeited and no amount shall be payable with respect to such annual bonus. (iv) Death / Disability. If, while you are still employed with the Company, you die or experience a Disability after the Notice Date but before the Retirement Date, your Eligible RSUs, Eligible PSUs, and Final Annual Bonus shall be vested and payable in accordance with Sections (i), (ii), and (iii), as applicable, as if you had remained continuously employed with the Company from the Notice Date through the Retirement Date, and had voluntarily terminated employment with the Company on the Retirement Date. For this purpose, Disability means you are determined to be totally disabled under the Company’s long-term disability plan. In addition, in the event of your death, no Notice Date Release or Final Release shall be required as a condition of payment or settlement of the Eligible RSUs, Eligible PSUs, and Final Annual Bonus. (v) Interaction with Senior Officer Severance Plan. You and the Company agree that effective as of the Notice Date, the Enerpac Tool Group Senior Officer Severance Plan (the “SOSP”) shall remain in effect, except as described below, until the Retirement Date, but that you will no longer be

4 eligible for any payment under the SOSP as of the Retirement Date. The following provisions shall apply to the SOSP as of the Notice Date: a. Your voluntary retirement under this Retirement Eligibility provision is not, solely by reason thereof, a Qualifying Termination under the SOSP. b. If a Qualifying Termination occurs under the SOSP (determined without regard to the requirements of Section III.I.5 of the SOSP) prior to the Retirement Date, the provisions of Sections (i), (ii) and (iii) of this Retirement Eligibility provision shall control the disposition of the Eligible RSUs, Eligible PSUs, and Final Annual Bonus (and sections III.E and III.F of the SOSP shall not apply) except that the requirements of subsections (A) and (B) of Sections (i), (ii) and (iii) shall be deemed to have been met by such Qualifying Termination; provided that nothing in this subsection b. shall reduce or limit the amount payable to you under Section III.A or Section III.B of the SOSP, as modified by the section of the Offer Letter entitled “Change in Control Agreement and Severance Plan”. c. Subsection (ii) of the definition of Good Reason under the SOSP shall be treated as if it reads as follows: “a material reduction in Senior Officer’s bonus opportunity or a material reduction in the total aggregate value of the fringe benefits received by the Senior Officer;”. d. Subsection (iii) of the definition of Good Reason under the SOSP shall be treated as if it reads as follows: “a material diminution in the Senior Officer’s authority, responsibilities or duties, except that no diminution in Senior Officer’s authority, responsibilities or duties shall constitute Good Reason to the extent such diminution relates specifically to the transition of the Chief Executive Officer role to a publicly announced CEO-elect (which may include increased Board supervision or control in connection with and in anticipation of the foregoing);”. For the avoidance of doubt, this is intended to remove as “Good Reason” for purposes of the SOSP a diminution in your authority, responsibilities or duties so that the Company may change your authority, responsibilities or duties to accommodate a change in leadership after the Notice Date and before the Retirement Date. (vi) Mutually Agreed Upon Acceleration of Retirement Date. If you and the Company mutually agree to accelerate your separation from service to a date earlier than the Original Retirement Date (the “New Retirement Date”), such New Retirement Date shall be considered the Retirement Date for purposes of the Amendment. In the event of such an agreement to accelerate your separation from service to a New Retirement Date, if you remain

5 continuously employed with the Company through the New Retirement Date, you will be entitled to a single lump sum payment equal to the amount of base salary you would have received had you remained employed from the New Retirement Date through the Original Retirement Date. Such amount, if payable, will be paid sixty (60) days after the New Retirement Date. For the avoidance of doubt, such mutual agreement to accelerate your separation from service to a New Retirement Date shall not be considered or give rise to “Good Reason” for purposes of the SOSP or a Triggering Event for purposes of the CIC Agreement. The “Original Retirement Date” means one hundred eighty (180) days after the Notice Date. (vii) Interaction with Change in Control Agreement. You and the Company agree that the Enerpac Tool Group Corp. Change in Control Agreement for Paul Sternlieb (the “CIC Agreement”) shall no longer be in effect as of the Notice Date unless otherwise mutually agreed to by the parties in writing. Your voluntary retirement under this Retirement Eligibility provision is not, solely by reason thereof, a Triggering Event under the CIC Agreement. (viii) Nonduplication. For the avoidance of doubt, this Retirement Eligibility provision is not intended to duplicate any payment available under the SOSP or CIC Agreement and, accordingly, no payment under this Retirement Eligibility provision shall be duplicated by a payment under the SOSP or CIC Agreement and no payment under the SOSP or CIC Agreement shall be duplicated by a payment under this Retirement Eligibility provision. (ix) Forfeiture Not a Triggering Event. A forfeiture of your Eligible RSUs, Eligible PSUs, or Final Annual Bonus due to a failure to meet the requirements set forth in Sections (i), (ii), or (iii), as applicable, shall not be considered or give rise to “Good Reason” for purposes of the SOSP or a Triggering Event for purposes of the CIC Agreement. (x) Final Release. Subject to Sections (xi)-(xii), any amounts payable pursuant to Sections (i), (ii), or (iii) shall be payable or provided only if you execute, deliver to the Company, and do not revoke an executed waiver and release of all claims as provided for and described herein (the “Final Release”) and such release becomes effective and irrevocable within sixty (60) days after the Retirement Date. The Final Release will be provided by the Company and will be substantially similar to the Form set forth in Exhibit A, subject to reasonable and appropriate updates for changes in the law and other plans and agreements between the parties. (xi) Notice Date Release. As an additional condition to the retirement eligibility provisions set forth in this Section taking effect, you must execute, deliver to

6 the Company, and not revoke an executed waiver and release of all claims as provided for and described herein (the “Notice Date Release”), and such Notice Date Release must become effective and irrevocable within sixty (60) days after the Notice Date. The Notice Date Release will be provided by the Company and will be substantially similar to the Form set forth in Exhibit A, subject to reasonable and appropriate updates for changes in the law and other plans and agreements between the parties. (xii) The requirements described in Sections (x) and (xi) shall be referred to collectively as the Release Requirements for purposes of this Retirement Eligibility provision. For the avoidance of doubt, if the Release Requirements are not met, then your Eligible RSUs, Eligible PSUs, and Final Annual Bonus shall be forfeited and no amount shall be payable thereunder. (xiii) Other Equity and Long-Term Incentive Awards. Any stock option, stock appreciation right, or other equity or long-term incentive award under the Enerpac Tool Group 2017 Omnibus Incentive Plan (or the successor plan thereto) held by you and outstanding as of the Notice Date shall be treated in the same manner as an Eligible RSU or an Eligible PSU, as applicable, depending on whether such award is earned solely on the basis of continued employment or in part on the basis of performance criteria, and shall be subject to the corresponding requirements of Sections (i) and (ii). In the case of any stock option or stock appreciation right, such award shall remain exercisable through the end of its original term, except to the extent such extension would cause a right not subject to the requirements of Code section 409A to become subject to the requirements of Code section 409A. (xiv) Notwithstanding anything herein to the contrary, no provision of the Amendment shall cause any award or amount that, immediately before the Amendment, qualified for the short-term deferral exception under Treasury Regulation Section 1.409A-1(b)(4) to cease to qualify for that exception. Unless otherwise required pursuant to the applicable equity plan or award agreements to comply with the requirements of Code section 409A, if applicable, each such award or amount shall be settled on the applicable payment date specified herein and in all events no later than the last day of the applicable short-term deferral period. You also agree that you may not electively defer any RSU, PSU, or annual bonus that could become subject to acceleration under this Retirement Eligibility provision (regardless of when you provide notice of your intent to retire). (xv) You acknowledge and agree that any and all tax consequences arising from or related to the elections and payments described herein are solely your

7 responsibility. The Company makes no representations or warranties regarding the tax treatment of any such elections or payments, and you agree to hold the Company and its officers, directors, and employees harmless from any tax liability, penalties, or interest arising therefrom.” Section 2. Change in Control Agreement and Severance Plan. The section entitled “Change in Control Agreement and Severance Plan” is hereby amended and restated in its entirety to read as follows: “Change in Control Agreement and Severance Plan You have executed a Change in Control Agreement effective October 8, 2021, which remains in effect, subject to the following modifications: (i) Section 2(b)(i)(B) shall be amended to read as follows: “a material reduction in Executive's bonus opportunity or a material reduction in Executive's annual equity grant or long- term incentive award opportunity” Additionally, you are eligible to participate in the Senior Officer Severance Plan, subject to the following modifications: (i) if you become eligible for severance under the Senior Officer Severance Plan, then (A) the amount payable under Section III.A will be increased to an amount equal to 2 times your “Base Salary”; provided that, notwithstanding the definition of “Base Salary” in Article I of the Senior Officer Severance Plan, which is hereby superseded as applied to you, for this purpose your Base Salary shall mean the highest per annum base rate of salary in effect with respect to you during the two-year period immediately prior to your termination of employment, (B) the amount payable under Section III.B will be increased to an amount equal to 2 times your Annual Incentive Amount (as defined in the Senior Officer Severance Plan) and (C) the payment under Section III.C. will be increased to the equivalent of 24 months of the monthly premium the Company pays for the welfare benefits specified in Section III.C;

8 (ii) the Company will only have 90 days to cure under the definition of “Good Reason” in Article I of the Senior Officer Severance Plan; (iii) Subsection (v) of the definition of “Cause” in Article I of the Senior Officer Severance Plan is amended to “conviction of, or a plea of guilty or no contest to, conduct in conjunction with the Senior Officer’s duties hereunder which could reasonably be expected to, or which does, cause, in the good faith determination of the Board, the Company or any of its affiliates public disgrace or disrepute or economic harm”; and (iv) In addition to the severance benefits set forth in Article III of the Senior Officer Severance Plan, the Company will pay or reimburse you for reasonable and necessary legal fees you incur to enforce the terms of the Senior Officer Severance Plan, up to a maximum of $50,000, which payment will be made within 30 days after you provide verification of such legal fees as the Company may require.” Section 3. Attorney’s Fees. The Company shall reimburse Executive for reasonable and necessary legal fees incurred with respect to the preparation and negotiation of this Amendment up to a maximum amount of $50,000. Payment shall be made within 30 days after Executive provides reasonable verification of such legal fees, but in all events no later than March 15, 2027. For the avoidance of doubt, no legal fees will be reimbursed to the extent such verification is not provided by February 15, 2027. Section 4. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment or defined by reference to another applicable agreement shall have the meanings ascribed to such terms in the Offer Letter. Section 5. Full Force and Effect. Except as expressly amended by this Amendment, the Offer Letter shall remain in full force and effect in accordance with its terms. Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to any state’s conflict of law principles.

9 Section 7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. ENERPAC TOOL GROUP CORP. By: __________________________ Name: E. James Ferland Title: Chairman of the Board EXECUTIVE: _______________________________ Paul Sternlieb /s/ E. James Ferland /s/ Paul Sternlieb

EXHIBIT A RELEASE AND WAIVER OF ALL CLAIMS Final Release THIS RELEASE AND WAIVER OF ALL CLAIMS (this “Release” or “Agreement”) is made by and between Paul Sternlieb (the “Executive”) and the Enerpac Tool Group Corp., a Wisconsin corporation (the “Company”). WHEREAS, Executive’s employment with the Company has terminated as of the Retirement Date set forth in the Retirement Eligibility provision of that certain offer letter dated September 22, 2021, as amended October 26, 2026 (the “Offer Letter”); and WHEREAS, pursuant to the Offer Letter, the Company has agreed to provide for certain treatment with respect to Eligible PSUs, Eligible RSUs, and the Final Annual Bonus, subject to the execution of this Release as set forth in the Offer Letter. NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows: 1. Consideration. Executive acknowledges that: (i) the payments, rights and benefits set forth in the Retirement Eligibility provision of the Offer Letter constitute full settlement of all Executive’s rights under the Offer Letter and in connection with Executive’s employment with the Company, and (ii) except as otherwise provided specifically in the Offer Letter, this Release, or any equity, equity-based or long-term incentive plan or award agreement between the Company and Executive (as modified in accordance with the Offer Letter), Company does not and will not have any other liability or obligation to Executive under the Offer Letter or pursuant to Executive’s employment with the Company. Executive acknowledges that Executive is not entitled to any payments or benefits under any other severance, retention or change-in-control plan or agreement with the Company. Executive further acknowledges that, in the absence of Executive’s execution of this Release, the benefits and payments set forth in Retirement Eligibility provision of the Offer Letter would not otherwise be due to Executive. 2. Release and Covenant Not to Sue. 2.1 Executive hereby fully and forever releases and discharges Company, and all of its respective predecessors and successors, assigns, stockholders, subsidiaries, parents, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present and in their respective capacities as such (the Company and each such respective person or entity is each referred to as a “Released Person”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Release, out of Executive’s employment by Company or the termination thereof, including, without limitation, any rights, payments or benefits under the Executive’s Change in Control Agreement with the Company, the Company’s Senior Officer Severance Plan, or any other severance, or any other retention or change-in-control plan or agreement with the Company (collectively the “Claims”). Without limiting the generality of the foregoing, this Release specifically applies to: 2.1.1. Any and all Claims for wrongful discharge, misrepresentation, defamation, fraudulent concealment, negligent supervision, negligent or intentional infliction of emotional distress, tortious interference with contractual relations, restitution, payment of monies (other than the payments, rights and benefits referenced herein or in the Retirement Eligibility provision of the Offer Letter) such as wages, vacation pay, notice pay, and other paid time, payment of attorneys’ fees or costs, outrageous behavior, breach of express or implied contract, promissory estoppel, breach of fiduciary duty, violation of statute, breach of the implied duty of good faith, or under any other theory of recovery; and 2.1.2. Any and all Claims under or pursuant to the Americans with Disabilities Act, the Age Discrimination in Employment Act (which protects persons 40 and over against age discrimination), the Older Worker’s Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Genetic Information Nondiscrimination Act of 2008, the Family and Medical Leave Act, the Equal Pay Act, the Reconstruction Era Civil Rights Acts, United States Executive Orders 11246 and 11375, 42 U.S.C. § 1981, as amended, § 1985, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Pregnancy Discrimination Act, the Pregnant Workers Fairness Act, the Families First Coronavirus Response Act, the Wisconsin Fair Employment Act, the Wisconsin Family and Medical Leave Law, or any other federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law. 2.2 Executive expressly represents that Executive has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and has not assigned any claim against a Released Person. Executive further promises not to initiate a lawsuit or to bring any other claim against a Released Person arising out of or in any way related to Executive’s employment by Company or the termination of that employment. This Release will not prevent Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred. This Release shall not affect Executive’s rights under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act to have a judicial determination of the validity of this release and waiver. 2.3 Nothing in this Release prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding Executive from: making disclosures to government entities made in good faith pursuant to applicable whistleblower laws or regulations; reporting any good faith allegation of unlawful employment practices to any appropriate government agency enforcing discrimination laws; reporting any good faith allegation of criminal conduct to any appropriate government official; participating in a proceeding with any appropriate government agency enforcing discrimination laws; making any truthful statements or disclosures required by law; and requesting or receiving confidential legal advice, or otherwise disclosing information as permitted by law. 2.4 Executive acknowledges and agrees that, as of the date of this Agreement, Executive has not suffered any on-the-job or work-related accident, injury, occupational disease, or disability, whether temporary, permanent, partial, or total. This Agreement does not purport to waive any claims that Executive might have that arise after Executive’s execution of this Agreement, or that cannot be waived by law. Nothing in this Agreement will be construed to constitute a waiver or release of any rights or claims by Executive to enforce the terms of this Agreement. 2.5 The foregoing will not be deemed to release the Company from (a) claims solely to enforce this Release, (b) claims for indemnification or advancement of expenses under the Company’s Certificate of Incorporation, By-Laws, any indemnification agreement between the Company and Executive, or applicable law, or (c) claims for coverage under any directors’ and officers’ liability insurance policy maintained by the Company, and Executive shall continue to be covered by such policies (including any run- off or tail coverage) on terms no less favorable than those applicable to other former officers. The foregoing will not be deemed to release any person from claims arising after the date of this Release.

2.6 The Executive agrees that Executive’s Change in Control Agreement with the Company is hereby revoked and terminated in its entirety. 3. Cooperation. Executive further agrees that, subject to reimbursement of Executive’s reasonable expenses and, for cooperation requested after the Retirement Date that exceeds eight (8) hours in the aggregate, payment for Executive’s time at a reasonable hourly rate derived from Executive’s final annual base salary, Executive will cooperate fully with Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which Executive was in anyway involved during Executive’s employment with Company. Executive shall render such cooperation in a timely manner on reasonable notice from Company. 4. Rescission Right. Executive expressly acknowledges and recites that (a) Executive has read and understands the terms of this Release in its entirety, (b) Executive has entered into this Release knowingly and voluntarily, without any duress or coercion; (c) Executive has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release before signing it; (d) Executive was provided twenty-one (21) calendar days after receipt of the Release to consider its terms before signing it; and (e) Executive is provided seven (7) calendar days from the date of signing to terminate and revoke this Release, in which case this Release shall be unenforceable, null and void. Executive may revoke this Release during those seven (7) days by providing written notice of revocation to the Company, addressed to General Counsel, Enerpac Tool Group Corp., 648 N. Plankinton Ave, 4th Floor, Milwaukee, WI 53203. 5. Miscellaneous. 5.1 No Admission of Liability. This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by Company to Executive. There have been no such violations, and Company specifically denies any such violations. 5.2 No Reinstatement. Executive agrees that Executive will not without the consent of the Company apply for reinstatement with Company or seek in any way to be reinstated, re-employed or hired by Company in the future. 5.3 Successors and Assigns. This Release shall inure to the benefit of and be binding upon Company and Executive and their respective successors, permitted assigns, executors, administrators and heirs. Executive may not make any assignment of this Release or any interest herein, by operation of law or otherwise. Company may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. 5.4 Severability. Whenever possible, each provision of this Release will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained. 5.5 Entire Agreement; Amendments. Except as otherwise provided herein, in the Offer Letter (including the Retirement Eligibility provision thereof and any amendment thereto), or in any equity, equity-based or long-term incentive plan or award agreement between the Company and Executive (as modified in accordance with the Offer Letter), this Release contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. Notwithstanding the foregoing, this Agreement shall not extinguish any post-employment obligations/restrictions on non-competition, non- solicitation or confidentiality entered into between Company and Executive, the Offer Letter (including the Retirement Eligibility provision thereof and any amendment thereto), any equity, equity-based or long-term incentive plan or award agreement between the Company and Executive (as modified in accordance with the Offer Letter), or Executive’s Eligible PSUs, Eligible RSUs, and Final Annual Bonus (as defined in the Offer Letter). This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto. 5.6 Governing Law. This Release shall be governed by, and enforced in accordance with, the laws of the State of Wisconsin, without regard to the application of the principles of conflicts of laws. 5.7 Counterparts and Facsimiles. This Release may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement.

FOR ENERPAC TOOL GROUP CORP.: By: Date Name: ______________________________ Title: _______________________________ BY EXECUTIVE: Executive Signature Date Name:

RELEASE AND WAIVER OF ALL CLAIMS Notice Date Release THIS RELEASE AND WAIVER OF ALL CLAIMS (this “Release” or “Agreement”) is made by and between Paul Sternlieb (the “Executive”) and the Enerpac Tool Group Corp., a Wisconsin corporation (the “Company”). WHEREAS, pursuant to the Executive’s notice of intent to retire provided to the Company in accordance with the Retirement Eligibility provision of that certain offer letter dated September 22, 2021, as amended October 26, 2026 (the “Offer Letter”), the Executive’s employment with the Company will terminate on the Retirement Date; and WHEREAS, pursuant to the Retirement Eligibility provision of the Offer Letter, the Company has agreed to provide for certain treatment with respect to Eligible PSUs, Eligible RSUs, and the Final Annual Bonus, subject, in part, to the execution of this Release as set forth in the Offer Letter. NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows: 1. Consideration. Executive acknowledges that: (i) the payments, rights and benefits set forth in the Retirement Eligibility provision of the Offer Letter constitute full settlement of all Executive’s rights under the Offer Letter and in connection with Executive’s employment with the Company, and (ii) except as otherwise provided specifically in the Offer Letter, this Release, or any equity, equity-based or long-term incentive plan or award agreement between the Company and Executive (as modified in accordance with the Offer Letter), Company does not and will not have any other liability or obligation to Executive under the Offer Letter or pursuant to Executive’s employment with the Company. Except as provided in Section 5.5, Executive acknowledges that Executive is not entitled to any payments or benefits under any other severance, retention or change-in- control plan or agreement with the Company. Executive further acknowledges that, in the absence of Executive’s execution of this Release, the benefits and payments set forth in Retirement Eligibility provision of the Offer Letter would not otherwise be due to Executive. 2. Release and Covenant Not to Sue. 2.1 Executive hereby fully and forever releases and discharges Company, and all of its respective predecessors and successors, assigns, stockholders, subsidiaries, parents, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present and in their respective capacities as such (the Company and each such respective person or entity is each referred to as a “Released Person”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Release, out of Executive’s employment by Company or the termination thereof, including, without limitation, any rights, payments or benefits under the Executive’s Change in Control Agreement with the Company, or any other retention or change-in-control plan or agreement with the Company (collectively the “Claims”). Without limiting the generality of the foregoing, this Release specifically applies to: 2.1.1. Any and all Claims for wrongful discharge, misrepresentation, defamation, fraudulent concealment, negligent supervision, negligent or intentional infliction of emotional distress, tortious interference with contractual relations, restitution, payment of monies (other than the payments, rights and benefits referenced herein or in the Retirement Eligibility provision of the Offer Letter) such as wages, vacation pay, notice pay, and other paid time, payment of attorneys’ fees or costs, outrageous behavior, breach of express or implied contract, promissory estoppel, breach of fiduciary duty, violation of statute, breach of the implied duty of good faith, or under any other theory of recovery; and 2.1.2. Any and all Claims under or pursuant to the Americans with Disabilities Act, the Age Discrimination in Employment Act (which protects persons 40 and over against age discrimination), the Older Worker’s Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Genetic Information Nondiscrimination Act of 2008, the Family and Medical Leave Act, the Equal Pay Act, the Reconstruction Era Civil Rights Acts, United States Executive Orders 11246 and 11375, 42 U.S.C. § 1981, as amended, § 1985, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Pregnancy Discrimination Act, the Pregnant Workers Fairness Act, the Families First Coronavirus Response Act, the Wisconsin Fair Employment Act, the Wisconsin Family and Medical Leave Law, or any other federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law.

2.2 Executive expressly represents that Executive has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and has not assigned any claim against a Released Person. Executive further promises not to initiate a lawsuit or to bring any other claim against a Released Person arising out of or in any way related to Executive’s employment by Company or the termination of that employment. This Release will not prevent Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred. This Release shall not affect Executive’s rights under the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act to have a judicial determination of the validity of this release and waiver. 2.3 Nothing in this Release prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding Executive from: making disclosures to government entities made in good faith pursuant to applicable whistleblower laws or regulations; reporting any good faith allegation of unlawful employment practices to any appropriate government agency enforcing discrimination laws; reporting any good faith allegation of criminal conduct to any appropriate government official; participating in a proceeding with any appropriate government agency enforcing discrimination laws; making any truthful statements or disclosures required by law; and requesting or receiving confidential legal advice, or otherwise disclosing information as permitted by law. 2.4 Executive acknowledges and agrees that, as of the date of this Agreement, Executive has not suffered any on-the-job or work-related accident, injury, occupational disease, or disability, whether temporary, permanent, partial, or total. This Agreement does not purport to waive any claims that Executive might have that arise after Executive’s execution of this Agreement, or that cannot be waived by law. Nothing in this Agreement will be construed to constitute a waiver or release of any rights or claims by Executive to enforce the terms of this Agreement. 2.5 The foregoing will not be deemed to release the Company from (a) claims solely to enforce this Release, (b) claims for indemnification or advancement of expenses under the Company’s Certificate of Incorporation, By-Laws, any indemnification agreement between the Company and Executive, or applicable law, or (c) claims for coverage under any directors’ and officers’ liability insurance policy maintained by the

Company, and Executive shall continue to be covered by such policies (including any run- off or tail coverage) on terms no less favorable than those applicable to other former officers. The foregoing will not be deemed to release any person from claims arising after the date of this Release. 2.6 The Executive agrees that Executive’s Change in Control Agreement with the Company is hereby revoked and terminated in its entirety. 3. Cooperation. Executive further agrees that, subject to reimbursement of Executive’s reasonable expenses and, for cooperation requested after the Retirement Date that exceeds eight (8) hours in the aggregate, payment for Executive’s time at a reasonable hourly rate derived from Executive’s final annual base salary, Executive will cooperate fully with Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which Executive was in anyway involved during Executive’s employment with Company. Executive shall render such cooperation in a timely manner on reasonable notice from Company. 4. Rescission Right. Executive expressly acknowledges and recites that (a) Executive has read and understands the terms of this Release in its entirety, (b) Executive has entered into this Release knowingly and voluntarily, without any duress or coercion; (c) Executive has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release before signing it; (d) Executive was provided twenty-one (21) calendar days after receipt of the Release to consider its terms before signing it; and (e) Executive is provided seven (7) calendar days from the date of signing to terminate and revoke this Release, in which case this Release shall be unenforceable, null and void. Executive may revoke this Release during those seven (7) days by providing written notice of revocation to the Company, addressed to General Counsel, Enerpac Tool Group Corp., 648 N. Plankinton Ave, 4th Floor, Milwaukee, WI 53203. 5. Miscellaneous. 5.1 No Admission of Liability. This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by Company to Executive. There have been no such violations, and Company specifically denies any such violations.

5.2 No Reinstatement. Executive agrees that Executive will not without the consent of the Company apply for reinstatement with Company or seek in any way to be reinstated, re-employed or hired by Company in the future. 5.3 Successors and Assigns. This Release shall inure to the benefit of and be binding upon Company and Executive and their respective successors, permitted assigns, executors, administrators and heirs. Executive may not make any assignment of this Release or any interest herein, by operation of law or otherwise. Company may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. 5.4 Severability. Whenever possible, each provision of this Release will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained. 5.5 Entire Agreement; Amendments. Except as otherwise provided herein, in the Offer Letter (including the Retirement Eligibility provision thereof and any amendment thereto), or in any equity, equity-based or long-term incentive plan or award agreement between the Company and Executive (as modified in accordance with the Offer Letter), this Release contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. Notwithstanding the foregoing, this Agreement shall not extinguish any post-employment obligations/restrictions on non-competition, non- solicitation or confidentiality entered into between Company and Executive, Executive’s rights under the Senior Officer Severance Plan (as modified in accordance with the Offer Letter), the Offer Letter (including the Retirement Eligibility provision thereof and any amendment thereto), any equity, equity-based or long-term incentive plan or award agreement between the Company and Executive (as modified in accordance with the Offer Letter), or Executive’s Eligible PSUs, Eligible RSUs, and Final Annual Bonus (as defined in the Offer Letter). This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

5.6 Governing Law. This Release shall be governed by, and enforced in accordance with, the laws of the State of Wisconsin, without regard to the application of the principles of conflicts of laws. 5.7 Counterparts and Facsimiles. This Release may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement. FOR ENERPAC TOOL GROUP CORP.: By: Date Name: ______________________________ Title: _______________________________ BY EXECUTIVE: Executive Signature Date

Name: